Exhibit 99

Certification Accompanying Periodic Report

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(18 U.S.C. Section 1350)

In connection with the Annual Report of Bi-Optic Ventures Inc. (the "Company") on Form 10-KSB for the period ending February 28, 2003 as filed with the Securities and Exchange Commission on the date hereof  (the "Report"), I, Harry Chew, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of Section 13(a) or

      15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Harry Chew_____________________________

Harry Chew

Chief Executive Officer

May 27, 2003